UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

April 9, 2014

Date of Report (Date of Earliest Event Reported)

Commission File Number: 000-53069

HOLLYWOOD ENTERTAINMENT EDU HOLDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-1702585
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1875 Century Park East, 6th Floor Suite 73

Century City, CA 90067

(Address of Principal Executive Offices)

310-407-5452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Previous Independent Auditors:

We were advised that effective March 6,2014 the registration of the Company’s registered independent public accountant, Patrick Rogers, CPA, PA (“Rogers”) had been revoked by the PCAOB ( the Public Company Accounting Oversight Board – please refer to www.PCAOBUS.org). On March 7, 2014, the registrant engaged Terry L. Johnson CPA as its new registered independent public accountant for the year ended December 31, 2013 .

In our previous Form 8 K/A dated June 28,2013 we reported that on June 28, 2013, the registrant’s then registered independent public accountant, EFP Rotenberg, LLP (“EFP”), notified the Company of their resignation. On July 1, 2013, the registrant engaged Patrick Rodgers, CPA, PA (“Rodgers”) as its new registered independent public accountant, until the above mentioned March 6, 2014 event. The decision to accept EFP’s cessation of services and to engage Rodgers to replace EFP on June 28,2013 was approved by the registrant’s board of directors (Rogers was duly registered with the PCAOB at that time).

For the year ended December 31, 2012, the report by the registrant’s registered independent public accountant, EFP, did not contain an adverse opinion or a disclaimer of opinion, and it was not qualified or modified as to audit scope or accounting principles, except that the report contained an explanatory paragraph stating that there was substantial doubt about the registrant’s ability to continue as a going concern. In addition, through the period covered by the financial audit for the year ended December 31, 2012 there have been no disagreements with EFP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of EFP would have caused them to make reference thereto in their report on the financial statements. For the interim period through June 28, 2013 (the date of cessation), there have also been no disagreements with EFP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of EFP would have caused them to make reference thereto in their report on the financial statements.

During the year ended December 31, 2012 and the interim period through June 28, 2013, there have been no reportable events between the registrant and EFP as set forth in Item 304(a)(1)(v) of Regulation S-K.

For the subsequent period through March 6, 2014 (the date of cessation), there have been no disagreements with Rogers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Rogers would have caused him to make reference thereto in his report on the financial statements.

We have authorized Rogers to respond fully to any inquiries of Johnson.

During the year ended December 31, 2013 and the interim period through March 6,2014, there have been no reportable events between the registrant and Rogers as set forth in Item 304(a)(1)(v) of Regulation S-K.

The registrant provided a copy of the foregoing disclosures to Rogers prior to the date of the filing of this report and requested that Rogers furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this report. A copy of this letter is filed as Exhibit 16.1 to this Form 8-K.

2) New Independent Accountant:

On March 7, 2014, the registrant engaged Terry L. Johnson, CPA (‘Johnson”) as its new registered independent public accountant. During, and prior to, both the year ended December 31, 2013 and the interim period March 7, 2014 (the date of the new engagement), we did not consult with Johnson regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Registrant’s financial statements by Johnson, in either case where written or oral advice provided by Johnson would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01 Financial Statements and Exhibits

a.	None

b.	Exhibit

16.1 – Letter from Patrick Rogers, CPA, PA dated March 6, 2014, regarding the change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Hollywood Entertainment EDU
Holding, Inc.

By:	/s/ David Lau
David Lau
Chief Executive Officer

Dated: April 9, 2014